UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 30, 2007
ARCADIA RESOURCES, INC.
(Exact Name of Registrant as Specified in its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)

000-31249 (Commission File Number)	88-0331369 (IRS Employer Identification No.)
26777 Central Park Blvd., Suite 200 Southfield, Michigan 48076
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (248) 352-7530
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
Item 2.05 Costs Associated with Exit or Disposal Activities.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES

Item 2.02 Results of Operations and Financial Condition.
     On March 30, 2007, Arcadia Resources, Inc. (the “Company”) issued a press release disclosing certain expenses that will be reflected in the Company’s results of operations for the fiscal fourth quarter ended March 31, 2007 in connection with certain strategic changes. The press release is attached hereto as Exhibit 99.1 and is incorporated by reference. For further information regarding these expenses, see Item 2.05 below.
Item 2.05 Costs Associated with Exit or Disposal Activities.
     On March 30, 2007, the Board of Directors of the Company approved management’s recommendation to end the employment of approximately 40 employees, to close and consolidate certain facilities, and to exit certain unprofitable businesses. Expenses resulting from the one-time termination benefits will be recognized in fiscal fourth quarter ended March 31, 2007. In addition, the Company intends to close a total of nine facilities, including seven durable medical equipment (“DME”) facilities, in an effort to eliminate geographic overlaps and increase efficiency. The lease termination expenses will be recognized in fiscal first quarter ended June 30, 2007. Additional expenses, including the write-off of leasehold improvements at the closed facilities and certain moving and relocation expenses, will be recognized in both the fiscal fourth quarter and first quarter.
     This decision was made in order to reduce future operating expenses and cash outflows. In addition, management expects enhanced efficiency as management focuses on its core businesses, and certain operations are centralized into fewer facilities.
     The Company currently estimates the expense related to these plans to be approximately $1.2 million. An estimated $670,000 of anticipated expense will be recorded in the fiscal fourth quarter ended March 31, 2007. The remaining $530,000 of these estimated expenses will be recorded in the fiscal first quarter ended June 30, 2007. The estimated amount and timing of these expenses are preliminary and may vary materially depending of various factors, including the timing of the execution of the plans, the outcome of negotiations with landlords and/or potential sublease income, and the accuracy of the assumptions used by management in developing these estimates. The restructuring initiatives may result in a non-cash impairment charge to certain intangible assets, including goodwill. At this time, management has just begun to evaluate this issue and is not able to estimate the potential impairment charge, if any.
     The table below summarizes the types of expenses and identifies the estimated cash and non-cash components associated with the restructuring:

Type of Expense	Future Cash	Non-Cash	Total
One-time employee termination benefits	$550,000	$120,000	$670,000
Lease contract termination costs	410,000	—	410,000
Write-off of leasehold improvement costs	—	30,000	30,000
Other	90,000	—	90,000
Total	$1,050,000	$150,000	$1,200,000

     Non-cash items represent one-time employee termination benefits to be settled with shares of the Company’s common stock.
     The Company’s March 30, 2007 press release announcing the restructuring initiatives is attached as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     Exhibit 99.1 Press Release dated March 30, 2007 (previously filed with the Securities and Exchange Commission as an exhibit to the Company’s Current Report on Form 8-K filed on April 2, 2007 and incorporated herein by this reference (File No. 000-31249)).
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arcadia Resources, Inc.
By:	/s/ Lynn K. Fetterman
Lynn K. Fetterman

Its: Interim Chief Financial Officer (Principal Financial and Accounting Officer)

Dated: April 5, 2007